UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 14, 2018, Gopher Protocol Inc. (the “Company”) entered into an Exclusive Intellectual Property License and Royalty Agreement (the “GBT License Agreement”) with GBT Technologies, S.A., a Costa Rican company and a fully compliant and regulated cryptocurrency exchange platform that currently operates in Costa Rica as a decentralized cryptocurrency platform (“GBT”), pursuant to which, among other things, the Company granted to GBT an exclusive, royalty-bearing right and license relating intellectual property relating to systems and methods of converting electronic transmissions into digital currency as reflected in that certain patent filed with the United Stated Patent and Trademark Office on or about June 14, 2018 (EFS ID: 32893586; Application Number: 16008069; Type: Utility under 35 USC 111(a); Confirmation Number: 6787)(collectively, the “Digital Currently Technology”). Pursuant to the GBT License Agreement, the Company granted GBT an exclusive worldwide license to use the Digital Currency Technology to make, use, sell, lease or otherwise commercialize and dispose of products and devices utilizing the Digital Currently Technology.

Under the terms of the GBT License Agreement, the Company is entitled to receive a royalty payment of 2% of gross revenue of each licensed product sold by GBT during the period starting in which revenue is first generated using the licensed products and continuing for five years thereafter. Upon signing the GBT License Agreement, GBT paid the Company $300,000. Upon GBT making available for sale (the “Commercial Event”) an ICO (Initial Coin Offering) (the “Coin”), GBT will make a payment to the Company in the amount of $5,000,000. Further, upon the Commercial Event, GBT will grant the Company the ability to acquire 30% of the Coin at a 30% discount of such offering price of the Coin. The GBT License Agreement commenced as of the signing date and, unless terminated in accordance with the termination provisions of the GBT License Agreement, shall remain in force until the expiration of the patent pertaining to the Digital Currency Technology; provided that the right to use trade secrets shall survive the expiration of the GBT License Agreement provided the Company has not terminated. Prior to the signing of the GBT License Agreement, GBT advanced $200,000 to the Company, which the parties have agreed will be applied toward the $5,000,000 fee when it becomes due.

In addition, on September 14, 2018, the Company and Dr. Danny Rittman, the Company’s Chief Technology Officer and a director, entered into a letter agreement confirming that the Company is the owner of all intellectual property developed by Dr. Rittman relating to the Internet of Things (IoT) and Artificial Intelligence enabled mobile technologies, including a global platform with both mobile and fixed solutions, commencing June 16, 2015 and continuing until Dr. Rittman’s Employment Agreement is terminated.

The foregoing summary of the terms of the agreements do not purport to be complete and are qualified in its entirety by reference to each agreement, copies of which will be filed with the Securities and Exchange Commission by the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Exclusive Intellectual Property License and Royalty Agreement between Gopher Protocol Inc. and GBT Technologies, S.A. dated September 14, 2018
10.2	Letter Agreement between Gopher Protocol Inc. and Dr. Danny Rittman dated September 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

		By:	/s/ Douglas Davis
		Name:	Douglas Davis
		Title:	Interim Chief Executive Officer

Date:	September 18, 2018
Santa Monica, California